Exhibit 99.1

Multi-Color Corporation Announces

Results for First Quarter of Fiscal 2008

CINCINNATI, OHIO, July 27, 2007 – Multi-Color Corporation (NASDAQ: LABL) today announced financial results for the first quarter ended June 30, 2007, compared with the same period a year ago.

First quarter highlights included:

•

As previously announced on June 18, 2007, the Company entered into an agreement to sell its Packaging Services Division, Quick Pak, to NFI Industries, Inc. for $19.2 million in cash. The sale was completed on July 2, 2007. Accordingly, the operating results of Quick Pak are presented as discontinued operations in the Company’s consolidated financial statements for all periods and the Company no longer reports any segment results. The resulting after-tax gain of approximately $7 million from the sale will be reflected in the Company’s financial results for the quarter ending September 30, 2007.

•	Net revenues from continuing operations increased 13% to $52.3 million from $46.1 million, entirely due to organic growth.

•	Interest expense was reduced by 81% compared to the prior year and all outstanding debt was repaid.

•	Net income from continuing operations increased 21% to $2.9 million from $2.4 million.

•	Earnings Per Share (EPS) from continuing operations increased 17% to 41 cents per diluted share from 35 cents.

•	The Company secured a new $100 million revolving credit facility.

•	The Company was added to the small cap Russell 2000(R) Index as a result of the growth in its market capitalization.

Frank Gerace, President and CEO of Multi-Color Corporation, attributed the Company’s first quarter earnings performance to the continued growth in revenues.

“Our core label business performed very well during the quarter as we generated a 13% organic sales growth rate due to increasing sales with existing customers and gaining new customers. This quarter was a continuation of the trend we have experienced over the last two years in achieving an organic growth rate that is over twice the industry average,” Gerace noted.

Net income from continuing operations of $2.9 million increased 21% compared to the prior year. The increase in net income compared to the prior year primarily resulted from the increased sales volume as gross margin was maintained at 19%. In addition, net income was favorably impacted by lower interest expense. As of June 30, 2007, the Company is debt-free.

“We are pleased with our quarterly operating results which demonstrate our commitment to building solid revenue and profit growth. Our value proposition continues to provide us with many new opportunities in the market place and I remain encouraged by our continued sales growth. In addition, our associates have done a superb job managing our assets, thereby generating excellent cash flow, which has enabled us to repay all of our debt. We are well positioned to continue our growth through investments in new technologies and selective acquisitions,” Gerace concluded.

Fiscal Year 2008 First Quarter Earnings Conference Call and Webcast

The Company will hold a conference call on July 27, 2007 at 11:00 a.m. (ET) to discuss the news release. For access to the conference call, please dial 1-866-356-4281 (code 90528773) by 10:45 a.m. (ET). A replay of the conference call will be available at 1:00 p.m. (ET) on July 27, 2007 until midnight (ET) on August 3, 2007, by calling 1-888-286-8010 (code 54089944). In addition, the call will be broadcast over the Internet and can be accessed from a link on the Company’s home page at www.multicolorcorp.com. Listeners should go to the web site prior to the call to register and to download any necessary audio software.

Safe Harbor Statement

The Company believes certain statements contained in this report that are not historical facts constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, and are intended to be covered by the safe harbors created by that Act. Reliance should not be placed on forward-looking statements because they involve known and unknown risks, uncertainties and other factors which may cause actual results, performance or achievements to differ materially from those expressed or implied. Any forward-looking statement speaks only as of the date made. The Company undertakes no obligation to update any forward-looking statements to reflect events or circumstances after the date on which they are made.

Statements concerning expected financial performance, on-going business strategies, and possible future actions which the Company intends to pursue in order to achieve strategic objectives constitute forward-looking information. Implementation of these strategies and the achievement of such financial performance are each subject to numerous conditions, uncertainties and risk factors. Factors which could cause actual performance by the Company to differ materially from these forward-looking statements include, without limitation, factors discussed in conjunction with a forward-looking statement; changes in general economic and business conditions; the ability to consummate and successfully integrate acquisitions; the success and financial condition of the Company’s significant customers; competition; acceptance of new product offerings; changes in business strategy or plans; quality of management; the Company’s ability to maintain an effective system of internal control; availability, terms and development of capital; cost and price changes; availability of raw materials; business abilities and judgment of personnel; changes in, or the failure to comply with, government regulations, legal proceedings and developments; increases in general interest rate levels affecting the Company’s interest costs; and terrorism and political unrest. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

About Multi-Color ( http://www.multicolorcorp.com )

Cincinnati, Ohio based Multi-Color Corporation is a premier global resource of innovative decorating solutions to consumer product and food and beverage companies, national retailers and container manufacturers worldwide. Multi-Color is one of the world’s largest producers of in-mold labels (IMLs) and heat transfer labels (HTLs), and a major manufacturer of high-quality cut-and-stack and pressure sensitive labels and shrink sleeves. Multi-Color has eight manufacturing locations in the United States. Its products are shipped to more than 650 customers in the United States, Canada, Mexico, and Central and South America.

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Multi-Color Corporation

Condensed Consolidated Statements of Income

(in 000’s except per share data) Unaudited

	Three Months Ended
	June 30, 2007	June 30,2006
Revenues	$52,323	$46,150
Cost of Goods Sold	42,451	37,326

Gross Profit	9,872	8,824
Gross Margin	19%	19%
Selling, General & Administrative	5,340	4,767

Operating Income	4,532	4,057

Other (Income) Expense	(102)	(57)
Interest Expense	66	351

Income from Continuing Operations before Taxes	4,568	3,763
Provision for Taxes	1,708	1,390

Income from Continuing Operations	2,860	2,373
Income (Loss) from Discontinued Operations, Net of Tax	(52)	113

Net Income	$2,808	$2,486

Basic Earnings Per Share:
Income from Continuing Operations	$0.43	$0.36
Income (Loss) from Discontinued Operations	$(0.01)	$0.02

Basic Earnings Per Share	$0.42	$0.38

Diluted Earnings Per Share:
Income from Continuing Operations	$0.41	$0.35
Income (Loss) from Discontinued Operations	$(0.00)	$0.02

Diluted Earnings Per Share	$0.41	$0.37

Basic Shares Outstanding	6,660	6,578
Diluted Shares Outstanding	6,906	6,793

	Selected Balance Sheet Information (in 000’s) Unaudited
	June 30, 2007	March 31, 2007
Current Assets-Continuing Operations	$40,172	$43,010
Current Assets-Discontinued Operations	$2,252	$4,796
Total Assets-Continuing Operations	$92,862	$95,581
Total Assets-Discontinued Operations	$8,853	$11,500
Current Liabilities-Continuing Operations	$21,338	$28,295
Current Liabilities-Discontinued Operations	$1,766	$3,679
Total Liabilities-Continuing Operations	$32,120	$38,656
Total Liabilities-Discontinued Operations	$2,091	$4,002
Stockholders’ Equity	$67,504	$64,423
Total Debt	$0	$5,150

Certain prior year amounts have been reclassified to conform to current year reporting.

For more information, please contact:

Dawn H. Bertsche

Senior Vice President-Finance and Chief Financial Officer

Multi-Color Corporation, (513) 345-1108